                                                              EXHIBIT 24.2

                               CERTIFICATE

  I, E.F. Jackman, Secretary of Cytec Industries Inc., a Delaware corporation (the "Corporation"), hereby certify that set forth below is a complete and accurate copy of certain resolutions adopted by the Board of Directors of the Corporation on April 18, 1996, and that such resolutions are in full force and effect as of the date of this certificate.

  RESOLVED: That the proper officers of the Corporation hereby are authorized to take all steps necessary or appropriate in their judgment to (i) register $300,000,000 of debt securities for sale on a "shelf" registration statement under the Securities Act of 1933, (ii) sign an indenture related thereto (the "shelf indenture"), qualify such shelf indenture under the Trust Indenture Act and select a trustee thereunder, (iii) appoint an agent for service of process, (iv) prepare a prospectus for the sale of such debt securities, (v) amend any of the aforesaid agreements and other documents and (vi) take all such other actions as may be necessary or appropriate to comply with applicable federal, state and foreign securities laws in connection therewith; and

  FURTHER RESOLVED: That the Board of Directors hereby authorizes each of D.D. Fry, J.P. Cronin and E.F. Jackman, severally, to sign the registration statement registering such $300,000,000 of debt securities for sale under the Securities Act of 1933, and any pre or post effective amendment or amendments to such registration statement, in the capacity of Chief Executive Officer and Chief Financial and Accounting Officer of the Corporation, pursuant to powers of attorney in favor of such individuals signed by the Chief Executive Officer and the Chief Financial and Accounting Officer, respectively.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 7th day of April 1997.

                                          /s/ E.F. Jackman
                                          -------------------------------------

[Seal]                                    E.F. Jackman

                                          Secretary